<u>MEMORANDUM OF UNDERSTANDING</u>

THIS MEMORANDUM OF UNDERSTANDING (the "Memorandum"), made and entered into as of this 28th day of June, 2019.

BY AND BETWEEN:

ChinaNet Online Holdings, Inc. ("ChinaNet") and

GFun Holdings Group Limited ("GFun")

(individually, the "Party, collectively the **"<u>Parties</u>"**).

WHEREAS

A) ChinaNet's principal business is an integrated online advertising, precision marketing and data-analysis and management services platform. ChinaNet provides prescriptive analysis for its clients to improve business outcomes and to create more efficient enterprises. The Company leverages an optimization framework, provided by its comprehensive data-analysis infrastructure, to blend data, mathematical, and computational sciences into an outcome management platform for which it monetizes on a per client basis. ChinaNet uniquely optimizes and prescribes its clients decision making processes based on its proprietary ecosystem.

B) GFun's principal business is investing in exceptional technology startups, including, but not limited to, Esports, Fintech and AI. GFun actively brings in local resources and strategic partners to facilitate the growth of its portfolio companies, enabling them to expand their businesses to different regions.

C) The Parties desire to enter into an memorandum of mutual cooperation;

D) The Parties desire that the terms of their understanding be reduced in writing as set forth below.

THE PARTIES AGREE AS FOLLOWS:

1 This Memorandum of Understanding is non-binging and establishes the guidelines for potential collaboration between ChinaNet and GFun in the business of gaming and technology between the two parties by forming a new joint venture in the name as agreed by the Parties (the "Joint Venture").

2 ChinaNet and GFun hereby agree to work together to cooperate with each other in areas where: 1. each Party has a business presence and 2. In areas where each

Party does not have a business presence and thereafter share the profits in proportion to their shareholdings in the Joint Venture.

3 The Parties shall each appoint an executive for discussing together the potential formation and business plan of the Joint Venture. The Parties shall exchange business information and propose respective responsibilities in the Joint Venture during the course of discussion.

4 The Parties shall enter into a definite joint venture agreement upon satisfaction of relevant due diligence and discussion, in any event no later than 31 October 2019. After this date, the Memorandum shall lapse.

5 In the event that any provisions of this Memorandum shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Memorandum.

6 This Memorandum constitutes the entire understanding and agreement among the Parties hereto with respect to the subject matter hereof, and there are no other agreements, understandings, restrictions or warranties among the Parties other than those set forth herein provided for.

7 Except as may be otherwise specifically provided in this Memorandum, all notices required or permitted hereunder shall be in writing and shall be deemed to be delivered when deposited by mail, postage prepaid, certified or registered mail, phone and/or electronic mail such as email and addressed to the Parties at their respective addresses set forth in this Memorandum or at such other addresses as may be subsequently specified by written notice and/or verbal communication via telephone..

8 The Parties hereto covenant and agree that they will execute each such other and further instruments and documents as are or may become reasonably necessary or convenient to effectuate and carry out the purposes of this Memorandum.

9 Neither Party shall cede, assign, or delegate any of its rights and obligations under this Memorandum whether in part or in whole without the prior written consent of the other Party which shall not be unreasonably withheld or delayed.

10 This Memorandum shall be construed and enforced under the laws of the Special Administrative Region of Hong Kong.

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum as of the day and year first above written.

By:

ChinaNet Online Holdings, Inc.

By:______________________________
Name: Handong Cheng
Title: CEO

GFun Holdings Group Limited

By:______________________________
Name: Weihong Deng
Title: CEO